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                                                                    Exhibit 11.2

              STATEMENT RE: COMPUTATION OF PER SHARE INCOME (LOSS)

                                                                                          SIX MONTHS
                                                                                        ENDED JUNE 30,
                                                                                        --------------

                                                                       1996                                1997
                                                                       ----                                ----
Net income (loss)                                               $    768,791                           $  (222,941)

Reduction of interest expense                                         50,272                                     -

Interest income                                                       51,325                                     -
                                                                ------------                           -----------

Net income (loss) applicable to common stock and
  common stock equivalents                                       $   870,388                           $  (222,941)
                                                                 ===========                           ===========

Weighted average shares of common stock
  outstanding                                                     12,676,312                            22,479,679

Escrowed shares                                                     (291,663)                             (291,663)

Weighted average effect of common stock
  equivalents                                                     10,823,938                                     -
                                                                  ----------                            ----------

Net shares of common stock and common stock
  equivalents used in net income (loss) per share                 23,208,587                            22,188,016
                                                                  ==========                            ==========

Net income (loss) per share                                          $   .04                                 $(.01)
                                                                    ========                               =======
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